UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

Amplitude, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40817	45-3937349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 Third Street, Suite 200

San Francisco, California 94103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 231-2353

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	AMPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 15, 2023, Amplitude, Inc. (the “Company”) issued a press release announcing its financial results for the three and twelve months ended December 31, 2022 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2023, the Company announced that Hoang Vuong will be departing Amplitude. Mr. Vuong will no longer serve as Chief Financial Officer of the Company, effective February 22, 2023, but will remain on board to help ensure a smooth and seamless transition. Christopher Harms will join as Chief Financial Officer, effective February 22, 2023.

Mr. Harms, age 56, previously served as the Chief Financial Officer of Forescout Technologies, Inc. (“Forescout”), then a publicly-traded cyber security software company, from March 2013 until August 2020. Prior to joining Forescout, Mr. Harms served as Chief Financial Officer of Socialware, a software company, from July 2011 to January 2013. Mr Harms also previously held a variety of financial positions with several technology companies, including IBM, PSS Systems, Transitive, BT Group (formerly British telecom), and HP. Mr. Harms has served on the boards of directors of WorkBoard, Inc., a strategy execution platform provider, since August 2022, and Slice Solutions, Inc. a software platform & service provider to independent pizzerias, since February 2022. Mr. Harms holds a B.S. in Accounting and an M.B.A., both from the University of California, Berkeley.

In connection with Mr. Harms’ appointment as the Company’s Chief Financial Officer, Mr. Harms will enter into the Company’s standard form of indemnification agreement for executive officers and standard form of employment agreement for executive officers (the “Employment Agreement”), the forms of which were filed as Exhibits 10.5 and 10.7, respectively, to the Company’s Registration Statement on Form S-1 (File No. 333-259168), filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 30, 2021. The Employment Agreement provides for an annual base salary of $484,000, and Mr. Harms will also be eligible to receive an annual performance bonus target amount of 50% of his annual base salary. Subject to the approval of the Compensation Committee of the Company, on or as soon as reasonably practicable after Mr. Harm’s employment start date, Mr. Harms will also be awarded an option to purchase $2,000,000 worth of shares of the Company’s Class A common stock (the “Option Award”) and $6,000,000 worth of restricted stock units (the “RSU Award”), pursuant to the Company’s 2021 Incentive Award Plan (the “Plan”). The Option Award will vest and become exercisable in 36 equal monthly installments following Mr. Harms’ start date, such that the Option Award would be fully vested and exercisable on the third anniversary of Mr. Harms’ start date, subject to Mr. Harms’ continued service to the Company through each vesting date. The RSU Award will vest in 12 equal quarterly installments following Mr. Harms’ start date, such that the RSU Award would be fully vested on the third anniversary of Mr. Harms’ start date, subject to Mr. Harms’ continued service to the Company through each vesting date. Pursuant to the Employment Agreement, if Mr. Harms’ employment with the Company is terminated without Cause or he resigns for Good Reason (as each is defined in the Employment Agreement), he will be entitled to receive: (i) a cash payment equal to six months base salary and (ii) payment or reimbursement of the cost of continued healthcare coverage for six months. In lieu of the foregoing benefits, if Mr. Harms’ employment with the Company is terminated without Cause or he resigns for Good Reason during the period commencing three months prior to, and ending 12 months following, the closing of a Change in Control (as defined in the Plan), Mr. Harms will be entitled to receive: (i) a cash payment equal to 12 months base salary plus 100% of his target annual bonus, (ii) payment or reimbursement of the cost of continued healthcare coverage for 12 months, and (iii) full accelerated vesting of any of his unvested equity awards (except for any performance awards, which shall be governed by the terms of the applicable award agreement). The foregoing severance benefits are subject to Mr. Harms’ delivery of an executed release of claims against the Company and continued compliance with his confidentiality agreement with the Company.

Mr. Harms does not have any family relationship with any director or other executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and Mr. Harms is not a party to any arrangement or understanding with any other person to which he was selected as an officer. In addition, there are no transactions in which Mr. Harms had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 15, 2023, issued by Amplitude, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPLITUDE, INC.

Date: February 15, 2023	By:	/s/ Spenser Skates Name: Spenser Skates
Title: Chief Executive Officer